                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                 UNITOG COMPANY
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------

     (5) Total fee paid:

- - --------------------------------------------------------------------------------

     /X/ Fee paid previously with preliminary materials.

- - --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- - --------------------------------------------------------------------------------

     (3) Filing party:

- - --------------------------------------------------------------------------------

     (4) Date filed:

- - --------------------------------------------------------------------------------

                                 UNITOG COMPANY
                              101 WEST 11TH STREET
                          KANSAS CITY, MISSOURI 64105

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 25, 1995

To All Stockholders:

     The Annual Meeting of Stockholders of Unitog Company will be held on Thursday, May 25, 1995, at 10:00 a.m., at the Kansas City Club, 1228 Baltimore, Kansas City, Missouri for the following purposes:

     (1) To elect three directors to serve three-year terms;

     (2) To amend the Second Restated Certificate of Incorporation of Unitog Company to increase the number of authorized shares of common stock from 15 million shares to 30 million shares;

     (3) To approve the Unitog Company Outside Director Fee/Stock Program;

     (4) To approve the appointment of KPMG Peat Marwick LLP as independent auditors for fiscal 1996; and

     (5) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Stockholders of record at the close of business on March 31, 1995 are entitled to receive notice of, and to vote at, the meeting or any adjournments or postponements thereof. A list of stockholders of the Company as of the close of business on March 31, 1995 will be available for inspection during business hours from May 12 through May 24, 1995 at 101 W. 11th Street, Kansas City, Missouri and will also be available at the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Randolph K. Rolf
                                          Chairman of the Board

Dated: April 24, 1995.

                      IMPORTANT -- YOUR PROXY IS ENCLOSED

     YOU ARE URGED TO SIGN, DATE AND MAIL YOUR PROXY EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE BY PROXY OR YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                 UNITOG COMPANY
                              101 WEST 11TH STREET
                          KANSAS CITY, MISSOURI 64105

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 25, 1995

                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Unitog Company (the "Company") for use at the Annual Meeting of Stockholders of the Company. The meeting will be held on Thursday, May 25, 1995, commencing at 10:00 a.m., at the Kansas City Club, 1228 Baltimore, Kansas City, Missouri. This Proxy Statement and the accompanying form of proxy are being mailed on or about April 24, 1995.

     Only stockholders of record at the close of business on March 31, 1995 will be entitled to notice of, and to vote at, the annual meeting. On the record date, the Company had 9,272,094 shares of common stock issued and outstanding and entitled to vote. Unless otherwise indicated, all share numbers and other share data have been adjusted to reflect a 3-for-2 stock split in the form of a stock dividend paid on September 23, 1994 to holders of record on September 9, 1994.

     All shares represented by proxies will be voted by the individuals designated on the enclosed proxy card in accordance with the stockholders' directions. If the proxy card is signed and returned without any direction given, shares will be voted in accordance with the recommendations of the Board of Directors as described below. Any stockholder giving a proxy may revoke it at any time before such proxy is voted at the meeting by giving written notice of revocation to the Secretary of the Company, by submitting a later dated proxy or by attending the meeting and voting in person. The Chairman and Chief Executive Officer will announce the closing of the polls during the meeting. All proxies must be received prior to the closing of the polls to be counted.

     The Company will bear all the costs of solicitation of proxies. Officers, agents and employees of the Company may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of the Company. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to the beneficial owners of shares and will be reimbursed for their expenses.

     Stockholders representing a majority of the common stock outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the meeting. The following proposals will be submitted to the stockholders at the meeting: the election of three directors; the approval of an amendment to the Second Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock from 15 million shares to 30 million shares; the approval of the Unitog Company Outside Director Fee/Stock Program (the "Program"); and the approval of the appointment of KPMG Peat Marwick LLP as independent auditors for fiscal 1996. If any other matters are properly brought before the meeting, the enclosed proxy permits the stockholder to give discretionary authority to the persons named in the proxy to vote the shares in their best judgment.

     Each share of common stock represented at the meeting is entitled to one vote on each matter properly brought before the meeting. The three nominees for director who receive the highest number of votes cast will be elected as directors. Approval of the amendment to the Second Restated Certificate of Incorporation and approval of the Program each require the affirmative vote of a majority of the total number of shares represented and entitled to vote at the meeting. Therefore, an abstention with respect to the amendment to the Second Restated Certificate of Incorporation or with respect to the Program is in effect a vote against that proposal. In order to be approved, the votes cast for the approval of auditors and for any other proposal must exceed the votes cast against. Except for the vote on the adoption of the amendment to the Second Restated Certificate of Incorporation and the vote to approve the Program, shares represented by proxies which are marked "withhold authority" with respect to the election of one or more nominees for election as directors, proxies which are marked "abstain" on other proposals, and proxies which are marked to deny discretionary authority on other matters will be considered to be represented at the meeting, but will not be included in determining the number of votes cast. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers, those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's common stock as of March 1, 1995 for: (i) each person known to be the beneficial owner of more than 5% of the Company's common stock; (ii) each director and each nominee for director; (iii) each executive officer listed in the charts under Executive Compensation and Other Information; and (iv) all directors and executive officers as a group.

                                                       VOTING AND
                                                    INVESTMENT POWER
                                                 ----------------------                     PERCENT
           NAME OF BENEFICIAL OWNER                SOLE         SHARED        OTHER       OF CLASS(1)
- - ----------------------------------------------   ---------      -------      -------      -----------
Stein Roe & Farnham Incorporated..............          --           --      701,850(2)        7.4%
One South Wacker Drive
Chicago, Illinois 60606
William D. Thomas.............................      34,596      661,870(3)        --           7.3%
120 West 12th Street
Kansas City, Missouri 64105
G. Kenneth Baum...............................         483      661,870(3)        --           7.0%
120 West 12th Street
Kansas City, Missouri 64105
George K. Baum Group, Inc.....................     661,870(3)        --           --           7.0%
120 West 12th Street
Kansas City, Missouri 64105
Randolph K. Rolf..............................     631,000       15,000           --           6.8%
101 West 11th Street
Kansas City, Missouri 64105
William Blair & Company.......................     520,590(4)        --           --           5.5%
135 S. LaSalle Street
Chicago, Illinois 60603
SteinRoe Special Fund.........................          --           --      488,850(2)        5.2%
One South Wacker Drive
Chicago, Illinois 60606
Robert F. Hagans..............................     155,250           --           --           1.6%
J. Keith Schreiman............................      40,869(5)    60,372           --           1.1%
John W. Hall..................................      64,750(5)        --           --         *
J. Craig Peterson.............................      63,000(5)        --           --         *
D. Patrick Curran.............................      24,000          750           --         *
Terence C. Shoreman...........................      16,500(5)        --           --         *
John W. Caffry................................       3,000        1,500           --         *
David B. Sharrock.............................       3,000           --           --         *
All executive officers and directors
  as a group (14 persons).....................   1,056,436(5)   740,242           --          19.0%

                                                        (Footnotes on next page)

- - -------------------------
 *  Denotes less than 1%.

(1) Based on the number of outstanding shares of common stock as of March 1, 1995 (9,272,094 shares), plus the maximum number of shares subject to purchase within 60 days after March 1, 1995 upon the exercise of stock options (203,637 shares).

(2) Information is as of December 31, 1994 based on a joint Schedule 13G, dated February 13, 1995. Stein Roe & Farnham Incorporated has sole investment power as to 701,850 shares and SteinRoe Special Fund has sole voting power as to 488,850 of such shares.

(3) Shares are owned directly by George K. Baum Group, Inc., of which Mr. Baum and Mr. Thomas are directors, officers and stockholders.

(4) Information is as of December 31, 1994 based on a Schedule 13G, dated January 25, 1995.

(5) Includes maximum number of shares subject to purchase within 60 days after March 1, 1995 upon the exercise of stock options as follows: Mr. Schreiman, 10,500 shares; Mr. Hall, 750 shares; Mr. Peterson, 61,500 shares; Mr. Shoreman, 16,500 shares; all executive officers as a group, 99,938 shares.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of seven members, one of whom is an executive officer of the Company.

     The Company's Certificate of Incorporation and Bylaws provide for a classified Board of Directors under which there are three classes of directors, all of which are as equal in number as possible. The class to which each director is assigned is designated as Class A, Class B or Class C. The term of office of Class A Directors will expire at the 1996 Annual Meeting, Class B at the 1997 Annual Meeting and Class C at the 1995 Annual Meeting. At its March 17, 1995 meeting, the Board of Directors nominated the three persons listed below for election as Class C Directors for a three year term expiring at the 1998 Annual Meeting. Each director elected will continue in office until a successor has been elected or until resignation or removal. The nominees for directors are all currently Board members.

     Shares represented by the accompanying form of proxy will be voted for the election of the three nominees listed below, unless otherwise instructed on the proxy card. If any nominee should at the time of the meeting be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect the remaining nominees or any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees would be unavailable or unable to serve.

NOMINEES FOR THREE-YEAR TERMS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS C DIRECTOR NAMED BELOW:

                                      DIRECTOR                PRINCIPAL OCCUPATION FOR
NAME OF NOMINEE FOR DIRECTOR   AGE     SINCE              LAST FIVE YEARS AND DIRECTORSHIPS
- - ----------------------------   ---    --------    -------------------------------------------------
G. Kenneth Baum.............   64       1984      Mr. Baum has served as Chairman of the Board of
                                                  George K. Baum Group, Inc., an investment
                                                  company, since May 1994. He served as Chairman of
                                                  the Board of George K. Baum & Company, an
                                                  investment banking firm, from April 1982 to May
                                                  1994. He is a member of the Compensation
                                                  Committee and Executive Committee. Mr. Baum also
                                                  serves on the Board of Directors of H & R Block,
                                                  Inc., Interstate Bakeries Corporation and
                                                  Sealright Co., Inc.
D. Patrick Curran...........   50       1984      Mr. Curran has served as Chairman and Chief
                                                  Executive Officer of Curran Companies, a company
                                                  engaged in the specialty chemicals business,
                                                  since August 1979. He is a member of the Audit
                                                  Committee. Mr. Curran also serves on the Board of
                                                  Directors of American Safety Razor Company,
                                                  Applebee's International, Inc. and Sealright Co.,
                                                  Inc.
Robert F. Hagans............   68       1979      Mr. Hagans served as Chairman of the Board of the
                                                  Company from 1979 until his retirement in May
                                                  1991. He is a member of the Executive Committee.
                                                  Mr. Hagans also serves on the Board of Directors
                                                  of Sealright Co., Inc.

CONTINUING DIRECTORS

     The following is information concerning the directors whose terms continue after the annual meeting:

                               DIRECTOR    CURRENT                PRINCIPAL OCCUPATION FOR
        NAME            AGE     SINCE       TERM              LAST FIVE YEARS AND DIRECTORSHIPS
- - ---------------------   ---    --------    -------    -------------------------------------------------
John W. Caffry.......   67       1989        1997     Mr. Caffry served as Executive Vice President,
                                                      Administration, for Northern Telecom, Inc., a
                                                      company engaged in the telecommunications
                                                      industry, from February 1991 until his retirement
                                                      in October 1991. Prior to that time he served as
                                                      Executive Vice President, Finance and
                                                      Administration, for Northern Telecom, Inc. He is
                                                      a member of the Compensation Committee.

                               DIRECTOR    CURRENT                PRINCIPAL OCCUPATION FOR
        NAME            AGE     SINCE       TERM              LAST FIVE YEARS AND DIRECTORSHIPS
- - ---------------------   ---    --------    -------    -------------------------------------------------
Randolph K. Rolf.....   53       1986        1996     Mr. Rolf has served as Chairman of the Board of
                                                      the Company since May 1991 and President and
                                                      Chief Executive Officer since May 1988. He is a
                                                      member of the Executive Committee. Mr. Rolf also
                                                      serves on the Board of Directors of Central
                                                      Mortgage Bancshares, Inc.
David B. Sharrock....   58       1994        1997     Mr. Sharrock served as Executive Vice President
                                                      and Chief Operating Officer of Marion Merrell Dow
                                                      Inc., a pharmaceutical manufacturer, from January
                                                      1990 until his retirement in December 1993. He is
                                                      a member of the Compensation Committee. Mr.
                                                      Sharrock also serves on the Board of Directors of
                                                      Cincinnati Bell, Inc., Interneuron
                                                      Pharmaceuticals, Inc., Marion Merrell Dow Inc.,
                                                      Pharmaceutical Peptides, Inc. and Progenitor,
                                                      Inc.
William D. Thomas....   51       1984        1996     Mr. Thomas has served as President of George K.
                                                      Baum Group, Inc., an investment company, since
                                                      May 1994. He served as Vice Chairman of George K.
                                                      Baum & Company, an investment banking firm, from
                                                      June 1991 to May 1994. From 1985 to June 1991 he
                                                      was Executive Vice President of George K. Baum &
                                                      Company. He is a member of the Audit Committee.
                                                      Mr. Thomas also serves on the Board of Directors
                                                      of Sealright Co., Inc.

BOARD MEETINGS

     The Board of Directors of the Company held five meetings during fiscal 1995. During fiscal 1995, all directors attended at least 75% of the total number of meetings of the Board of Directors and Committees of which they were members.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive annual retainers of $11,000 and meeting fees of $600 for each Board of Directors meeting attended, $300 for each telephonic Board of Directors meeting attended and $300 for each Board of Directors committee meeting attended. The Program to be voted upon by stockholders would permit non-employee directors to take all or a portion of their retainer fees in Unitog stock. See "Proposal 3." The Company also provides each non-employee director group term life insurance coverage of $50,000.

COMMITTEES

     The Board has established standing Audit, Compensation and Executive Committees. The Board does not have a standing nominating committee. The biographical information included in this Proxy Statement identifies committee memberships held by each director.

     The Audit Committee held two meetings during fiscal 1995. It consists of two non-employee directors. The functions performed by the Audit Committee are review of significant financial information of the Company, review of the effectiveness of the Company's accounting and internal control system, oversight of the audit function, and recommendation of the appointment of independent auditors of the Company.

     The Compensation Committee held three meetings during fiscal 1995. It consists of three non-employee directors. The Compensation Committee establishes the general compensation policies and specific compensation levels for executive officers and key management of the Company. The Committee also administers the Management Incentive Plan and the Unitog Company 1992 Stock Option Plan.

     The Executive Committee did not meet during fiscal 1995. It consists of two non-employee directors and one employee director. The Executive Committee has authority to exercise, between Board meetings, all the powers and authority of the Board, subject to certain restrictions.

RELATED PARTY TRANSACTION

     The Company loaned Terence C. Shoreman, Senior Vice President - Rental Operations, funds toward the purchase of a principal residence at an interest rate equal to prime. The largest amount outstanding in fiscal 1995 was $159,968, and the entire loan was repaid in fiscal 1995.

STOCK OWNERSHIP AND TRADING REPORTS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file with the Securities and Exchange Commission and Nasdaq reports of ownership and reports of changes in such ownership of common stock and other equity securities of the Company. SEC regulations require those persons to furnish the Company with copies of all
Section 16(a) reports they file. Based solely on a review of the copies of such reports received by it, and written representations that no Forms 5 were required, the Company believes that during fiscal 1995 its executive officers and directors complied with all applicable filing requirements in a timely manner.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table provides information concerning compensation provided to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for the fiscal years ended January 29, 1995, January 30, 1994 and January 31, 1993.

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                           ------------
                                                                              AWARDS
                                                                           ------------
                                                  ANNUAL COMPENSATION       SECURITIES        ALL OTHER
                                      FISCAL      -------------------       UNDERLYING       COMPENSATION
    NAME AND PRINCIPAL POSITION        YEAR        SALARY      BONUS        OPTIONS(#)          ($)(1)
- - -----------------------------------   ------      --------    -------      ------------      ------------
Randolph K. Rolf...................    1995       $251,043    $99,780             --           $ 11,709
  Chairman, President and              1994        236,608     73,629             --             10,603
  Chief Executive Officer              1993        210,808     55,464             --              9,241
Terence C. Shoreman................    1995       $140,601    $41,396         12,000           $  4,564
  Sr. Vice President --                1994        105,462     12,359          9,000                672
  Rental Operations                    1993         87,923      5,400         12,000                567
J. Craig Peterson..................    1995       $138,173    $41,456          6,000           $  5,597
  Sr. Vice President --                1994        132,077     36,447         12,000              5,673
  Finance and Administration           1993        124,577     26,297         12,000              3,498
J. Keith Schreiman.................    1995       $121,173    $39,210          6,000           $  5,527
  Sr. Vice President --                1994        115,442     31,924             --              5,167
  Sales and Marketing                  1993        108,923     29,875         12,000              4,867
John W. Hall.......................    1995       $118,904    $38,072          3,000           $  5,411
  Sr. Vice President --                1994        115,538     28,715             --              5,075
  Human Resources                      1993        111,269     22,284             --              4,726

- - -------------------------
(1) All Other Compensation for fiscal 1995 includes the Company contribution under the qualified thrift plan as follows: Mr. Rolf, $10,525; Mr. Shoreman, $3,745; Mr. Peterson, $4,782; Mr. Schreiman, $4,812; and Mr. Hall, $4,709.
    All other amounts reported for fiscal 1995 under this heading represent premiums paid by the Company for term life insurance.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options during fiscal 1995 to the named executive officers.

                                               INDIVIDUAL GRANTS(1)                         POTENTIAL REALIZABLE
                            -----------------------------------------------------------       VALUE AT ASSUMED
                             NUMBER OF       PERCENT OF                                    ANNUAL RATES OF STOCK
                            SECURITIES      TOTAL OPTIONS                                    PRICE APPRECIATION
                            UNDERLYING       GRANTED TO       EXERCISE OR                    FOR OPTION TERM(2)
                              OPTIONS       EMPLOYEES IN      BASE PRICE     EXPIRATION    ----------------------
          NAME              GRANTED (#)      FISCAL YEAR       ($/SHARE)        DATE        5%($)         10%($)
- - -------------------------   -----------    ---------------    -----------    ----------    --------      --------
Randolph K. Rolf.........          --              --                --             --           --            --
Terence C. Shoreman......      12,000            8.4%           $ 17.00        3/18/04     $128,520      $324,360
J. Craig Peterson........       6,000            4.2%             17.00        3/18/04       64,260       162,180
J. Keith Schreiman.......       6,000            4.2%             17.00        3/18/04       64,260       162,180
John W. Hall.............       3,000            2.1%             17.00        3/18/04       32,130        81,090

- - -------------------------
(1) The options were granted on March 18, 1994 and become exercisable in four equal annual installments commencing one year from the date of grant. In the event the employment of an option holder is terminated within one year after a change of control, any unvested options which have been held for at least six months immediately vest and are settled by the payment to the option holder of an amount equal to the excess of the fair market value of the shares over the exercise price of the option. Options become immediately exercisable upon the death or, in some instances, the retirement of the option holder.

(2) The price of Unitog Company common stock at the end of the 10-year option term would be as follows: assuming 5% annual appreciation, $27.71 per share, and assuming 10% annual appreciation, $44.03 per share. The assumed annual rates of stock price appreciation of 5% and 10% are set by the Securities and Exchange Commission and are not intended as a forecast of possible future appreciation in stock prices.

FISCAL YEAR END STOCK OPTION VALUES

     The following table provides information concerning unexercised options held as of the end of fiscal 1995 by the named executive officers. None of the named executive officers exercised any stock options during fiscal 1995.

                                         NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                          UNEXERCISED OPTIONS AT FISCAL       IN-THE-MONEY OPTIONS AT FISCAL
                                                 YEAR END(#)(1)                       YEAR END($)(2)
                                         -------------------------------      -------------------------------
                 NAME                    EXERCISABLE       UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
- - --------------------------------------   -----------       -------------      -----------       -------------
Randolph K. Rolf......................          --                 --                 --                 --
Terence C. Shoreman...................       8,250             24,750          $  51,045          $  83,175
J. Craig Peterson.....................      54,000             36,000            541,230            251,670
J. Keith Schreiman....................       6,000             12,000             39,840             44,700
John W. Hall..........................          --              3,000                 --              2,430

- - -------------------------
(1) All outstanding options are non-qualified stock options.

(2) Based on the closing market price of the Company's common stock at fiscal year end ($17.81 per share).

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     In July 1991, the Company entered into a five year employment agreement with J. Craig Peterson, the Company's Senior Vice President - Finance and Administration. Under the agreement, Mr. Peterson's compensation is as follows: a minimum base salary of $120,000, an automobile allowance of $10,000 and the right to participate in all benefit programs and incentive compensation plans that the Company generally makes available to its executive officers. In addition, Mr. Peterson was granted a 10-year option to purchase 60,000 shares of common stock at $7.00 per share, the fair market value of the Company's common stock on the date of grant. The option vests in four equal annual installments, commencing July 1, 1992, subject to accelerated vesting (and a reduction in exercise price to $1.00 per share) in the event of a change of control of the Company during the term of the employment agreement.

     Under the terms of the Unitog Company 1992 Stock Option Plan, in the event the employment of an option holder is terminated within one year after a change of control of the Company, any unvested options then outstanding which have been held for at least six months immediately vest and are settled by the payment to the option holder of an amount equal to the excess of the fair market value of the shares subject to outstanding options over the exercise price of the options.

     Under Mr. Peterson's employment agreement and under the Stock Option Plan, a "change of control" is deemed to have occurred in the event: (i) any person acquires more than 25% of the common stock through a tender offer, exchange offer or otherwise; or (ii) the Company is liquidated or dissolved following the sale of all or substantially all of its assets; or (iii) the Company is not the surviving parent corporation resulting from any merger or consolidation to which it is a party.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors establishes the general compensation policies and specific compensation levels for executive officers and key management of the Company and administers the Management Incentive Plan and the Unitog Company 1992 Stock Option Plan. The Compensation Committee is composed of three members, each of whom is a non-employee director. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers and key management are ratified by the entire Board, except for decisions about awards under the Stock Option Plan which are made solely by the Compensation Committee. The Compensation Committee has furnished the following report on executive compensation:

     The Company's executive compensation policies are designed to integrate compensation with the Company's financial performance and long-term stock appreciation, to provide competitive levels of compensation to assist the Company in attracting and retaining qualified executives and to recognize individual initiatives and achievements. There are three principal elements in the Company's executive compensation program.

     - Base Salary Compensation

     - Annual Incentive Compensation

     - Stock-Based Performance Compensation through Stock Option Grants

Base Salary

     Base salary ranges are established each year for each executive position based primarily on a review of salaries offered by other industrial companies with revenues comparable to Unitog's for positions with comparable responsibilities. The Compensation Committee believes that the Company's base salary structure should approximate the 50th percentile of companies with revenues comparable to Unitog's. The Compensation Committee sets executive salaries within the applicable ranges each year after reviewing the following criteria for each executive: job performance and results achieved, potential for future responsibilities, the overall financial performance (primarily revenues and operating income) of the Company or, for those executives who work primarily in a particular operating segment, a combination of financial performance of the Company and of the executive's business segment, and the experience of the executive, in roughly that order of importance.

Annual Incentive Compensation

     The purpose of the Company's Management Incentive Plan is to provide a direct financial incentive in the form of an annual cash bonus for achievement of Company and major business segment goals. At least 60% of an executive's annual bonus is based on actual versus targeted operating income performance, either as to the Company as a whole or, for those executives who work primarily in a particular operating segment, a combination of operating income of the Company and of the executive's business segment. Bonuses are not paid unless the Company attains a minimum operating income goal for the year. The Plan utilizes operating income as the key performance measure because of the Company's belief that operating income most accurately measures management performance. Up to 20% of an executive's bonus may be based on objective criteria applicable to the executive's area of responsibility, such as revenues and expense control, which are set by the executive's supervisor, and up to 20% of the bonus may be discretionary based on a subjective evaluation of whether individual goals applicable to the executive were attained. The specific operating income goals for the major business segments and the Company as a whole are approved by the Compensation Committee at the beginning of each fiscal year based on financial plans for the year. To the extent the financial and individual goals are met, an executive receives a cash bonus equivalent to a pre-determined percentage of base salary that is based on the executive's level of responsibility within the Company.

Stock Option Grants

     Stock-based performance compensation is provided through stock options granted under the Stock Option Plan. The purpose of the Stock Option Plan is to align executive and stockholder long-term interests by creating a direct link between executive compensation and stockholder return. The selection of the participants, allotment of shares, exercise price (which may not be less than the fair market value on the date of grant), determination of the vesting schedule and other conditions are established by the Compensation Committee. Although there is no explicit formula for deciding specific stock option grants, in awarding options the Committee evaluates the recipient's ability to influence the Company's long-term growth and profitability and to a lesser extent the recipient's prior contributions to the Company. The Committee also considers the number of options previously granted the recipient and, in certain cases, the number of shares of common stock held by the recipient.

Chief Executive Compensation

     Mr. Rolf is eligible to participate in the same executive compensation plans available to other executive officers. Mr. Rolf's base salary is determined each year by the Compensation Committee based on a review of the Company's prior year financial performance (revenues, operating income and net earnings), salaries paid to chief executive officers of companies with revenues comparable to Unitog's and salaries paid by companies included in the peer group, in that order of importance. As with other executives, it is the Committee's belief that the base salary for the chief executive officer should be set within a range that approximates the 50th percentile of companies with revenues comparable to Unitog's. In fiscal 1995, Mr. Rolf received a base salary of $251,000, an increase of $14,000, or 6%, over fiscal 1994 base salary. The Compensation Committee determined that the increase in base salary was appropriate in consideration of the 5% increase in revenues, the 14% increase in operating income and the 32% increase in net earnings from fiscal 1993 to fiscal 1994. The amount of Mr. Rolf's bonus for fiscal 1995 under the Management Incentive Plan was $99,780, or 40% of his base salary, and was based solely on the Company's operating income performance. Mr. Rolf declined stock options in fiscal 1995 because of his desire that available stock options be granted to executives with a less significant ownership stake in the Company.

Deductibility of Compensation Expenses

     Under the Omnibus Budget Reconciliation Act of 1993, the Company is not allowed a tax deduction for compensation paid in excess of $1 million to any officer listed in the Summary Compensation Table, except to the extent such excess constitutes performance-based compensation. The Committee did not consider this restriction in setting executive compensation because in no case does compensation paid to any executive approach the $1 million limit.

                                          John W. Caffry, Chairman
                                          G. Kenneth Baum
                                          David B. Sharrock

TOTAL MARKET RETURN

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
            AMONG UNITOG COMPANY, THE S&P 500 INDEX AND A PEER GROUP

      MEASUREMENT PERIOD          UNITOG COM-                     S&P 500 IN-
    (FISCAL YEAR COVERED)            PANY         PEER GROUP          DEX
1/26/90                                    100             100             100
1/27/91                                     57             100             103
1/26/92                                    126             134             128
1/31/93                                    159             139             135
1/30/94                                    193             157             147
1/29/95                                    211             160             145

     Assumes $100 invested on January 26, 1990 in the Company's common stock, in the S&P 500 Index and in a peer group of companies comprised of Angelica Corporation, Cintas Corporation, G & K Services, Inc., National Service Industries, Inc. and Unifirst Corporation.
- - -------------------------
* Total return equals price appreciation plus dividends and assumes reinvestment of dividends.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of G. Kenneth Baum, John W. Caffry and David B. Sharrock. None of these individuals is or has ever been an officer or employee of the Company. During fiscal 1995, no executive officer of the Company served as a director of any corporation for which any of these individuals served as an executive officer, and there were no other compensation committee interlocks with the companies with which these individuals or the Company's other directors are affiliated.

                                 PROPOSAL NO. 2
            APPROVAL OF AMENDMENT TO SECOND RESTATED CERTIFICATE OF
                          INCORPORATION OF THE COMPANY

     The Board of Directors has approved an amendment to Article Fourth of the Second Restated Certificate of Incorporation of the Company to increase the total number of authorized shares of stock of the Company from 15,100,000 shares to 30,100,000 shares and to increase the number of authorized shares of common stock from 15,000,000 shares to 30,000,000 shares.

     The Board of Directors recommends that stockholders consider and approve a proposal to amend Article Fourth of the Second Restated Certificate of Incorporation of the Company. The text of the proposed amendment is set forth in Exhibit A hereto and should be read in its entirety.

     The Company is now authorized to issue a total of 15,100,000 shares, consisting of 15,000,000 shares of common stock and 100,000 shares of serial preferred stock. As of March 31, 1995, 9,272,094 shares of common stock were issued and outstanding.

     The Company has no present plans or commitments to issue the additional shares of common stock authorized by this proposed amendment. However, the additional authorized shares of common stock will be available for general corporate purposes, including financings, acquisitions and employee benefit plans. Having such additional authorized shares available for issuance in the future would give the Company flexibility and allow shares of common stock to be issued without the expense and delay of a special meeting of stockholders, unless such action is required by applicable law or under the rules of any stock exchange on which the Company's securities may then be listed.

     If the proposed amendment is approved, the additional shares, when issued, will have the same rights as the currently authorized common stock. The holders of common stock do not have preemptive rights to subscribe for additional shares of common stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE SECOND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY INCREASING THE TOTAL NUMBER OF AUTHORIZED SHARES AND THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                                 PROPOSAL NO. 3
                 APPROVAL OF OUTSIDE DIRECTOR FEE/STOCK PROGRAM

     The Board of Directors of Unitog Company has adopted, subject to the approval of its stockholders, the Unitog Company Outside Director Fee/Stock Program. The Program is intended to assist the Company in continuing to attract and retain quality members of the Board of Directors, and permits outside directors to receive all or a portion of their director fees in Unitog's common stock. A copy of the Program is set forth as Exhibit B to this Proxy Statement.

DESCRIPTION OF THE PROGRAM

     The Program allows directors who are not employees of Unitog or its subsidiaries (currently, six persons) to receive directors' fees in shares of Unitog Company common stock, rather than in cash. Subject to stockholder approval, the Program will become effective on May 25, 1995.

     An outside director may, during specified periods, elect to apply all or any portion of director fees to the purchase of common stock. The purchase price for the shares will be a specified percentage of the fair market value (the last sale price on the Nasdaq stock market) of Unitog common stock on the price determination date.

     A director may make an election each quarter between the period beginning two business days after the date the Company releases earnings information to the public and continuing for 21 days after the announcement date. A quarterly election applies to director fees payable during the next calendar quarter. Unitog will issue shares for a quarterly election as soon as possible after the cash fees otherwise would have been paid.

     A director may instead make an annual election between May 1 and June 30 of each year for fees to be received during the next calendar year. Shares for that calendar year will be issued after the end of the year. If a director makes an annual election, that director also may choose to defer receipt of the stock until a later date. In that case, the shares will be delivered on the date specified by the director.

     Shares issued for director fees payable before January 1, 1997, will be issued for 91% of the fair market value as of the date the director fees would otherwise be payable. After that time, the Compensation Committee will establish a percentage of fair market value for each calendar year, at a level between 67% and 91%. The Compensation Committee may not select a percentage lower than the lowest percentage which permits outside directors to remain "disinterested persons" for purposes of administering other employee benefit plans of Unitog and ensuring that transactions under those other plans are exempt from the short-swing profit provisions of Section 16 of the Securities Exchange Act of 1934. The Committee bases its determination of the lowest permissible percentage upon the advice of outside legal counsel as to the interpretation of the Section 16 rules governing a determination of who is a "disinterested person."

     A maximum of 50,000 shares of common stock may be issued under the Program. The number of shares subject to the Program will be adjusted in the event of any stock dividend, stock split, recapitalization, merger, consolidation, reorganization or similar change in the common stock. As of March 31, 1995, the market value of Unitog's common stock (the last sale price on the Nasdaq stock market) was $18.00.

     The Program is administered by the Compensation Committee of the Board of Directors. The Program may be amended or repealed by Unitog's Board of Directors, but any amendment that would materially increase the benefits accruing to participants in the Program, increase the number of shares of common stock which may be issued under the Program or materially modify requirements as to eligibility for participation in the Program must be approved by Unitog stockholders. The Program may not be amended more often than once every six months, except to conform the Program to changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974 or the rules under either of those statutes.

     No rights under the Program are transferable except by will or the laws of descent or distribution or pursuant to a qualified domestic relations order, as that term is defined in the Internal Revenue Code and the Employee Retirement Income Security Act. The dollar value and other terms of the benefits to be received by the outside directors cannot be determined due to the voluntary nature of participation in the Program and the discretion of the director as to the portion of fees to be received in stock. Participation in the Program is voluntary, but an annual election under the Program, once made, is irrevocable.

     The Program is being submitted to the stockholders at the meeting for their approval. The affirmative vote of a majority of the shares of common stock present or represented, and entitled to vote, at the annual meeting is required.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROGRAM.

                                PROPOSAL NO. 4:
                        APPROVAL OF INDEPENDENT AUDITORS

     For fiscal 1995, KPMG Peat Marwick LLP examined the consolidated financial statements of the Company and its subsidiaries, including reports to the Securities and Exchange Commission and others. Representatives of KPMG Peat Marwick LLP will attend the meeting, will have an opportunity to make a statement if they desire and will be available to respond to questions by stockholders.

     The Board of Directors, upon recommendation of the Audit Committee, has selected KPMG Peat Marwick LLP as independent auditors of the Company for fiscal 1996 and is therefore asking the stockholders to approve the appointment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS.

                                 MISCELLANEOUS

     STOCKHOLDER PROPOSALS. In the event any stockholder intends to present a proposal at the annual meeting of stockholders to be held in 1996, such proposal must be received by the Company, in writing, on or before December 26, 1995 to be considered for inclusion in the Company's next Proxy Statement.

     VOTING PROXIES AND OTHER MATTERS. Proxies will be voted in accordance with the choices specified on the form of Proxy. If no choice is specified, shares will be voted "FOR" the nominees listed on the Proxy and in this Proxy Statement, "FOR" approval of the Amendment to the Second Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 15 million to 30 million shares, "FOR" approval of the Outside Director Fee/Stock Program and "FOR" approval of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for fiscal 1996.

     Management of the Company does not intend to present any business at the meeting except as indicated herein and presently knows of no other business to be presented at the meeting. Should any other business come before the meeting, the persons named in the accompanying form of Proxy will vote the Proxy in accordance with their best judgment.

     ANNUAL REPORT. A copy of the Company's Annual Report accompanies this Proxy Statement. The Annual Report is not part of the proxy solicitation materials. A copy of the Company's Annual Report to the

Securities and Exchange Commission on Form 10-K for fiscal 1995 may be obtained without charge upon written request to the Secretary, Unitog Company, 101 W. 11th Street, Kansas City, Missouri 64105.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ACCOMPANYING PROXY. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Randolph K. Rolf
                                          Chairman of the Board
April 24, 1995

                                                                       EXHIBIT A

     The provisions of present Article FOURTH of the Second Restated Certificate of Incorporation of the Company are amended by

          (i) deleting on the third line thereof "fifteen million one hundred fifty thousand (15,150,000)" and inserting in lieu thereof "thirty million one hundred fifty thousand (30,150,000)"; and

          (ii) deleting on the sixth line thereof "fifteen million (15,000,000)" and inserting in lieu thereof "thirty million (30,000,000)";

     thereby causing the first paragraph of Article FOURTH to read as follows:

     FOURTH: The total number of shares of capital stock of all classes of stock which the Corporation shall have authority to issue is thirty million one hundred fifty thousand (30,150,000) shares of stock, of which one hundred fifty thousand (150,000) shares shall be serial preferred stock, with a par value of one cent ($.01) per share, and thirty million (30,000,000) shares shall be common stock, with a par value of one cent ($.01) per share.

                                                                       EXHIBIT B

                                 UNITOG COMPANY
                       OUTSIDE DIRECTOR FEE/STOCK PROGRAM

     1. Purpose. The purpose of this Outside Director Fee/Stock Program (the "Program") is to enable Unitog Company ("Unitog") to continue to attract and retain persons of outstanding competence to serve on its Board of Directors. The Program is designed to enable outside Directors to share in Unitog's growth and to strengthen the link between the Directors and Unitog stockholders by permitting the Outside Directors to receive all or a portion of their compensation in Unitog common stock.

     2. Definitions.

          a. The term "Annual Election Period" shall mean, for any calendar year, the period from May 1 through June 30 of the previous calendar year.

          b. A "Change of Control" shall be deemed to occur in the event that
     (i) any person, other than Unitog, shall acquire more than 25% of Unitog's common stock through a tender offer, exchange offer or otherwise; or (ii) Unitog shall be liquidated or dissolved following a sale of all or substantially all of its assets; or (iii) Unitog shall not be the surviving parent corporation resulting from any merger or consolidation to which it is a party.

          c. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

          d. The term "Committee" shall mean the Compensation Committee of the Unitog Board of Directors.

          e. The term "Disinterested Person" shall mean a disinterested person for purposes of administering other employee benefit plans of Unitog and ensuring that transactions under such plans are exempt from the short-swing profit provisions of Section 16 of the Exchange Act.

          f. The term "Dividend Equivalent Award" shall mean the amount determined by multiplying the number of Share Units credited to a Participant's account on a dividend record date by the amount of the regular or special dividend declared on one share of Unitog common stock.

          g. The term "Election" shall mean a Director's election to receive all or a portion of his/her Director fees in Shares rather than in cash, pursuant to the Program, and shall include an "Annual Election" and a "Quarterly Election" as defined in Section 6.

          h. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

          i. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          j. The term "fair market value" shall mean the last sale price for Unitog common stock on the Nasdaq National Market, or, if Unitog common stock was not traded on that day, on the next preceding day on which common stock of Unitog was so traded.

          k. The term "Formula Price" shall have the meaning set forth in
     Section 5.

          l. The terms "Outside Director" or "Participant" shall mean a member of the Board of Directors of Unitog who is not an employee (within the meaning of ERISA) of Unitog or any of its Subsidiaries. A Director of Unitog who is also an employee of Unitog or any of its Subsidiaries shall become eligible to participate in the Program upon the termination of such employment.

          m. The term "Quarterly Election Period" shall mean each quarterly period commencing with the date that is two business days after the date Unitog publicly announces its earnings information for the previous fiscal quarter and ending on the date that is twenty-one days after the date of such announcement.

          n. The term "Share Unit" shall mean a measure of participation under the Program representing one share of common stock of Unitog and having the other characteristics specified in the Program.

          o. The term "Subsidiary" shall mean any corporation 50% or more of the outstanding common stock of which is owned, directly or indirectly, by Unitog.

          p. The term "Shares" shall mean shares of Unitog's common stock, $.01 par value, available for issuance under the Program.

     3. Eligibility. All Outside Directors of Unitog shall be eligible to participate in the Program. In the event a Participant no longer meets the requirements for participation in the Program, he/she shall become an inactive Participant, retaining all the rights described under the Program, except the right to make any further Elections unless he/she again becomes an active Participant.

     4. Shares Subject to the Program. Subject to adjustment in accordance with
Section 15 hereof, the total number of Shares which may be issued under the Program is 50,000. The Shares may be either previously authorized and unissued shares or treasury shares.

     5. Formula Price.

     Prior to January 1, 1997, the Formula Price shall be an amount equal to 91% of the fair market value of one Share on the date on which the reduced Director fees otherwise would be payable. Thereafter, the Formula Price shall be an amount equal to a percentage (determined annually by the Committee) of the fair market value of one Share on the date on which the Director fees otherwise would be payable.

     The percentage for the Formula Price for each calendar year shall be established by the Committee on or before the last day of April of the preceding calendar year, which percentage shall be no less than 67% and no more than 91%, but shall be no less than the lowest percentage which shall permit the Outside Directors to remain Disinterested Persons. The Committee shall base its determination of such lowest permitted percentage upon the advice of outside legal counsel to Unitog as to the interpretation of the rules governing a determination of Disinterested Persons.

     6. Stock Elections.

     During each Annual Election Period, each Participant shall be given the opportunity to elect, in writing, to reduce the amount of Director fees otherwise payable to such Participant during the next calendar year (an "Annual Election"), in exchange for the issuance of Shares as soon as practicable after the end of the calendar year in which the fees would otherwise have been payable, or as of a later date selected by the Participant. Any Outside Director who does not make such an Annual Election for a calendar year may elect in writing to reduce the amount of Director fees otherwise payable to such Participant during any calendar quarter of such calendar year, in exchange for the issuance of Shares as soon as practicable after the date the fees would otherwise have been payable (a "Quarterly Election"). Any such Quarterly Election for a calendar quarter shall be made during the immediately preceding Quarterly Election Period.

     An Annual Election shall be irrevocable. Participation in the Program is voluntary, and an Outside Director shall not be considered to be a Participant for a given calendar year unless such person has made an Election with respect to such calendar year.

     7. Deferral Election. At the time of an Annual Election, a Participant irrevocably may elect in the written notice to Unitog to defer the issuance of the Shares which otherwise would be deliverable to him/her in lieu of cash Director fees. The Participant irrevocably shall select the deferral period for each separate deferral. The deferral period may be for a specified number of years or until a specified date.

     8. Share Unit Accounts.

     The Company shall establish and maintain an individual bookkeeping account for each separate Annual Election made by a Participant. This account shall be credited with Share Units as of the date the cash compensation otherwise would have become due and payable.

     All amounts payable under an Annual Election shall be converted to Share Units. The number of Share Units to which cash compensation subject to an Annual Election will be converted shall be determined by dividing the amount of such cash compensation by the Formula Price on the date on which the cash compensation would have been paid, but for the Annual Election.

     9. Dividend Equivalent Award. A Dividend Equivalent Award shall be paid in cash to a Participant who has made an Annual Election at the same time as the dividend on common stock is paid to stockholders, based on the number of Share Units credited to such Participant's account as of the dividend record date.

     10. Delivery of Shares.

     With respect to Quarterly Elections, Unitog shall issue the Participant a number of Shares equal to the fee reduction amount divided by the Formula Price, as soon as practicable after the later of (i) the date the reduced fees were otherwise payable, or (ii) the Participant's execution of an Agreement relating to the Election.

     With respect to each Annual Election for which no deferral election is made, Unitog shall issue the Participant a number of Shares equal to the number of Share Units in such Participant's account relating to such Annual Election as soon as practicable after the later of (i) the end of the calendar year in which the reduced fees were otherwise payable, or (ii) the Participant's execution of an Agreement relating to the Annual Election.

     With respect to each Annual Election for which a deferral election is made, Unitog shall issue the Participant a number of Shares equal to the number of Share Units in such Participant's account relating to such Annual Election as soon as practicable after the later of (i) the deferral date selected by the Participant, or (ii) the Participant's execution of an Agreement relating to the Annual Election.

     Notwithstanding the deferral period specified by the Participant or the provisions of the foregoing paragraphs, the Shares shall be delivered as soon as practicable following the earliest to occur of:

           (i) the Participant's death;

           (ii) the Participant's total and permanent disability; or

          (iii) a Change of Control.

Unitog shall not issue any fractional shares and shall instead pay the Participant a pro rata portion of the Formula Price in lieu of any such fractional share.

     11. Beneficiary Designation.

     A Participant shall designate a beneficiary or beneficiaries who, upon the Participant's death, shall receive the Shares that otherwise would have been delivered to the Participant. All designations shall be in writing and signed by the Participant. The designation shall be effective only if and when delivered to the Company during the lifetime of the Participant. The Participant also may change beneficiaries by a signed, written instrument delivered to Unitog. The delivery of Shares shall be in accordance with the last unrevoked written designation of beneficiary that has been signed and delivered to the Secretary of Unitog.

     In the event the Participant does not designate a beneficiary, in the event that all of the beneficiaries named pursuant to this section predecease the Participant, or if for any reason such designation is ineffective in whole or in part, the Shares that otherwise would have been delivered to the Participant shall be delivered to the Participant's estate, and in such event, the term "beneficiary" shall include such estate.

     12. Election Agreement.

     Each Election shall be evidenced by a written agreement ("Agreement") executed on behalf of Unitog and the Participant. Each Agreement shall specify the amount of Director fees to be applied to the purchase of Shares and the deferral date, if any, and shall comply with and be subject to the terms and conditions of the Program. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Program as may be determined by the Committee.

     If requested by Unitog, each Participant shall, in the Agreement, represent and warrant to and agree with Unitog that he or she (i) takes any Shares for investment only and not for purposes of sale or other disposition and will also take for investment only and not for purposes of sale or other disposition any rights or securities which may be issued on account of ownership of such Shares, and (ii) will not sell or transfer any such Shares or any rights or securities issued on account of the Shares, except in accordance with (A) an effective registration statement under the Securities Act of 1933 or (B) an opinion of counsel for Unitog (or of other counsel acceptable to Unitog) that such Shares, rights or other securities may be disposed of without registration under the Securities Act of 1933.

     13. Transferability. During a Participant's lifetime, an Election may be made only by the Participant or the Participant's legal representative. The rights and privileges conferred under the Program shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or the laws of descent and distribution or a "qualified domestic relations order" as defined in the Code.

     14. Limitation As To Directorship. Neither the Program nor any Election nor any other action taken pursuant to the Program shall constitute or be evidence of any agreement or understanding, express or implied, that a Participant has a right to continue as a Director for any period of time.

     15. Recapitalizations. If as a result of a stock dividend, stock split, recapitalization (or other adjustment in the stated capital of Unitog), or as the result of a merger, consolidation, or other reorganization, the common stock of Unitog is increased, reduced, or otherwise changed, the appropriate number of Shares available, and the aggregate number of Shares, or Share Units, as the case may be, for which Elections have been made shall be appropriately adjusted.

     16. Committee. The Committee shall have full power and authority to construe and administer the Program. Any action taken under the provisions of the Program by the Committee arising out of or in connection with the administration, construction, or effect of the Program or any rules adopted thereunder shall, in each case, lie within the discretion of the Committee and shall be conclusive and binding upon Unitog and upon all Participants, and all persons claiming under or through any of them.

     17. Approval; Effective Date. The Program is subject to the approval of a majority of the holders of Unitog's common stock present and entitled to vote at a meeting of stockholders. Subject to the receipt of such approval, the Program shall be effective May 25, 1995.

     18. Amendment. The Program may be amended or repealed by the Board of Directors of Unitog, except that any amendment which would materially increase the benefits accruing to Participants, increase the number of Shares which may be issued under the Program, or materially modify the requirements as to eligibility for participation in the Program shall require the approval of the holders of Unitog's common stock, and, provided further, that any such action shall not adversely affect any Participant's rights under the Program with respect to Elections made prior to such action. In no event shall the provisions of the Program be amended more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder.

     19. Expenses of the Program. All costs and expenses of the adoption and administration of the Program shall be borne by Unitog and none of such expenses shall be charged to any Participant.

     20. Compliance with Rule 16b-3. It is the intention of Unitog that Annual Elections under the Program comply in all respects with Rule 16b-3 under Section 16(b) of the Exchange Act and that all Participants remain Disinterested Persons. Accordingly, if any Program provision is later found to cause such an Annual Election to fail to comply with Rule 16b-3 or if any Program provision would disqualify Participants from remaining Disinterested Persons, that provision shall be deemed null and void, and in all events the Program shall be construed in favor of its meeting the requirements of Rule 16b-3.

                                 UNITOG COMPANY

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 25, 1995

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints G. Kenneth Baum, Robert F. Hagans and Randolph K. Rolf, jointly and individually, as Proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Unitog Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 25, 1995, or any adjournments or postponements thereof.


         1.  ELECTION OF CLASS C DIRECTORS

           / /  FOR ALL NOMINEES LISTED BELOW                    / / WITHHOLD AUTHORITY
                (except as marked to the contrary below).            to vote for all nominees listed below.

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

           G. Kenneth Baum          D. Patrick Curran          Robert F. Hagans

         2.  APPROVAL OF THE AMENDMENT TO THE SECOND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF
             COMMON STOCK FROM 15 MILLION SHARES TO 30  MILLION SHARES.

                   / / FOR                  / / AGAINST                     / / ABSTAIN

         3.  APPROVAL OF THE UNITOG COMPANY OUTSIDE DIRECTOR FEE/STOCK PROGRAM.

                   / / FOR                  / / AGAINST                     / / ABSTAIN

         4.  APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 1996.

                   / / FOR                  / / AGAINST                     / / ABSTAIN

         5.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the
             Annual Meeting.


                          PLEASE SEE REVERSE SIDE